UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 12, 2025

HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11, Bermuda
(Address of principal executive offices)

201 E. Main Street, Suite 300
El Paso, Texas 79901
(Registrant’s United States mailing address)

915-225-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value per share	HELE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On August 12, 2025, Helen of Troy Limited (the “Company”) announced the appointment of Scott Uzzell to serve as the Company’s new Chief Executive Officer, effective as September 1, 2025 (the “Effective Date”). Mr. Uzzell, 59, has more than 30 years of experience in consumer products in leadership positions across several large multi-national companies. He currently serves as the founding partner of Brentwood Advisors, LLC, a consulting firm focused on driving sustainable growth for emerging brands. From June 2023 to December 2024, he served as the Executive Vice President and General Manager - North America Operating Unit of NIKE, Inc., a leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. From January 2019 to May 2023, he served as Chief Executive Officer and President of Converse, a wholly-owned NIKE, Inc. subsidiary brand, which designs, markets and distributes athletic lifestyle footwear, apparel and accessories. Prior to that he served in various leadership roles at The Coca-Cola Company, a total beverage company, for over 15 years. In addition, Mr. Uzzell serves on the Board of Directors of SC Johnson Company. He is also presently a member of the Florida A&M University Board and University of Chicago Booth School Advisory Board.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Uzzell and any of the Company’s directors, executive officers or persons nominated or chosen to become a director or executive officer. Mr. Uzzell has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Mr. Uzzell

In connection with Mr. Uzzell’s appointment as Chief Executive Officer (to be effective upon the Effective Date), on August 12, 2025, the Company and Helen of Troy Nevada Corporation, a wholly-owned subsidiary of the Company, entered into an Employment Agreement (the “Employment Agreement”) with Mr. Uzzell to also be effective upon the Effective Date, unless otherwise agreed upon by the parties.

Compensation

Base Salary. The Employment Agreement provides that Mr. Uzzell is eligible to receive an annual base salary of $1,100,000.

Annual Performance Incentive. The Employment Agreement provides that, effective as of the Effective Date, with respect to fiscal year 2026, Mr. Uzzell will be eligible for an annual performance bonus (the “Fiscal APB”) of his eligible annual earnings for the applicable annual performance period and payable in cash under the Helen of Troy Limited 2011 Annual Incentive Plan or any successor plan (the “Annual Incentive Plan”), targeted at 125% of his base salary and up to a maximum of 200% of his base salary, subject to the adjustments and limitations set forth in the Employment Agreement and the Annual Incentive Plan. The Fiscal APB will be based on the achievement of performance goals and other terms set forth under the Annual Incentive Plan and at the sole discretion of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). No Fiscal APB will be earned or payable and Mr. Uzzell will not be entitled to a bonus with respect to any such performance measure if the threshold amount associated with such performance measure is not achieved.

Long-Term Incentive Compensation. As of the Effective Date, Mr. Uzzell will be eligible to receive long-term incentive grants (the “Fiscal LTPB”) commencing with fiscal year 2027 in the form of restricted stock awards (“RSAs”) under the Helen of Troy Limited 2025 Stock Incentive Plan (pending shareholder approval at the 2025 Annual Meeting of Shareholders) or any successor plan (the “Stock Incentive Plan”)

consisting of both time-vesting RSAs and performance-based RSAs. The total equity award for each Fiscal LTPB will be the lesser of $4,500,000 or the limits set forth in the Stock Incentive Plan (the “Targeted Equity Award Amount”), which in the case of performance awards shall be based at target. The long-term incentive grants for each Fiscal LTPB will be as follows:

(1) With respect to the fiscal year of the Company commencing on March 1, 2026, (a) 40% of the Targeted Equity Award Amount will be granted in the form of time-vested based Stock Awards that will vest in three (3) equal installments on successive anniversary dates of the grant over the three- (3-) year period that commences on the Date of Grant, and (b) 60% of the Targeted Equity Award Amount will be granted in the form of performance-based Stock Awards for the performance period commencing March 1, 2026 and ending February 28, 2029.

(2) With respect to each fiscal year of the Company commencing on March 1, 2027, Mr. Uzzell will receive a Fiscal LTPB in the form of RSAs or such other form of award designated by the Board of Directors of the Company or the Compensation Committee based on the achievement of performance goals and other terms of the Fiscal LTPB set by the Compensation Committee. Mr. Uzzell will not be entitled to a Fiscal LTPB with respect to any performance measure if the threshold amount associated with such performance measure is not achieved.

Sign-On Bonus.

On the Effective Date, Mr. Uzzell will be entitled to a sign-on bonus consisting of a cash award and restricted stock awards as set forth below:

(1) Cash Award. Mr. Uzzell will be paid $500,000 to be paid as a lump-sum cash payment (the “Cash Award”). If Mr. Uzzell voluntarily terminates his employment other than for Cause or is terminated by the Company for Cause within the first twelve (12) months of the Effective Date, he is required to repay the unearned pro-rata amount of the Cash Award (but net of income tax actually incurred with respect to the applicable Cash Award based on Executive’s most recent full calendar year combined federal, state and local effective income tax rate), on the date of termination.

(2) Restricted Stock Award. Mr. Uzzell will receive restricted stock awards equal in value to $3,250,000, consisting of both time-vesting RSAs and performance-based RSAs (the “RSA Bonus”). Of the RSAs granted to Mr. Uzzell, (a) RSAs in value equal to $1,000,000 will be time-vested based RSAs that will vest in three (3) equal installments on successive anniversary dates over the three- (3-) year period that commences on the grant date of the award, and (b) RSAs in value equal to $2,250,000 will be performance-based RSAs (the “Performance RSA Bonus”). The Performance RSA Bonus will vest based on the achievement of the Share Value Performance Goal for the three- (3-) year performance period commencing on the Effective Date and ending on August 31, 2028 (the “Performance Period”). The common shares subject to the Performance RSA Bonus will earn and vest at the end of the Performance Period if the average of the daily closing prices per share of the Company’s common shares for the thirty trading days immediately prior to and including August 31, 2028 is equal to or greater than the Share Value Performance Goal. The “Share Value Performance Goal” is calculated as the average of the daily closing prices per share of the Company’s common shares for the thirty trading days immediately prior to and including the Effective Date multiplied by applying a 10.0% annual percentage growth rate for each year during the three year performance period. If the Share Value Performance Goal is not achieved, the unvested common shares subject to the Performance RSA Bonus will be forfeited.

Other Benefits. Under the Employment Agreement, Mr. Uzzell will be eligible for health and welfare benefits as may be generally available to other executive officers of the Company. He will also be entitled to periods of sick leave allowance each year and reimbursement of reasonable travel and other expenses incurred in connection with his performance of duties to carry out the Company’s business, subject to the policies, procedures and practices applicable to all associates of the Company and vacation. Mr. Uzzell may participate in all retirement and other benefit plans or arrangements of the Company generally available from time to time to executive officers of the Company, subject to the conditions for participation under those arrangements. He is also entitled to relocation assistance and benefits generally available to other relocating executive officers and management associates of the Company (as well as the amount of any broker’s sale commission incurred in selling his current home).

In connection with Mr. Uzzell’s appointment as Chief Executive Officer, the Company and Mr. Uzzell will also enter into an indemnification agreement in substantially the same form as the indemnification agreement it has entered into with the Company’s other executive officers.

Employment Termination

The Employment Agreement provides for certain payments and benefits if Mr. Uzzell’s employment is terminated, as described below:

•Termination by Mr. Uzzell For Good Reason or by Company Other Than for Cause (Not in Connection with a Change of Control). If Mr. Uzzell’s employment is terminated by him for Good Reason or by the Company other than for Cause, death or disability, then he will be entitled to receive: (1) any portion of unpaid base salary or other benefit earned but not yet paid to him as of the effective date of termination, and to the extent not duplicative, any unpaid cash or equity incentive payment earned and vested prior to the effective date of such termination under the Annual Incentive Plan or the Stock Incentive Plan, (2) a cash payment equal to his then-applicable annual base salary, (3) a bonus of 100% of the target annual incentive under the Annual Incentive Plan for the year in which the termination occurred, (4) a pro rata bonus under the Annual Incentive Plan for the year in which the termination occurred, based upon the actual performance of the Company at the end of such performance period, (5) a pro rata portion of any performance-based compensation that would be vested or otherwise payable under the Stock Incentive Plan, at the end of the performance periods for the periods during which the termination occurred, based upon the actual performance of Helen of Troy at the end of such performance period, (6) immediate vesting of a pro rata portion of any installment of time-vested restricted stock units (“RSUs”), time-vested RSAs and time-vested options or other stock-based awards issued under the Stock Incentive Plan that would have vested following the date of termination and (7) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Mr. Uzzell and his family for a maximum of 12 months after the date of termination or until Mr. Uzzell is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 12 months. All payments and benefits due to Mr. Uzzell, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Uzzell’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Employment Agreement.

•Termination by Mr. Uzzell for Good Reason or by Company Other Than for Cause (In Connection with a Change of Control). Under the Employment Agreement, if Mr. Uzzell’s employment is terminated by him for Good Reason or by the Company other than for Cause, death or disability within six months prior to, on, or within 18 months following a change of control, then he will be entitled to receive: (1) any portion of unpaid base salary or other benefit earned but not yet paid to him as of the effective date of termination, and to the extent not duplicative, any unpaid cash or equity incentive payment earned and vested prior to the effective date of such termination under the Annual Incentive Plan or the Stock Incentive Plan, (2) a cash payment equal to (A) 18 months of Mr. Uzzell’s then-applicable annual base salary at the date of termination of employment, plus (B) an amount equal to 150% of the target annual incentive under the Annual Incentive Plan for the performance period in which his employment terminated, payable in a lump sum, (3) the pro rata portion of the target amount of any annual incentive compensation under the Annual Incentive Plan for the period in which the termination occurred, (4) immediate vesting of all unvested, time-vested RSUs and unvested, time-vested RSAs issued under the Stock Incentive Plan that are outstanding immediately prior to the date of termination, (5) immediate vesting of all unvested, time-vested options granted under the Stock Incentive Plan that are outstanding as of immediately prior to the date of termination and an extended exercisability period for such options, (6) immediate vesting based on assumed performance attainment at target levels of all unvested performance-based RSUs and unvested performance-based RSAs issued under the Stock Incentive Plan that are outstanding as of immediately prior to the date of termination and (7) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Mr. Uzzell and his family for a maximum of 18 months after the date of termination or until he is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months. In the event any outstanding equity awards issued pursuant to the Stock Incentive Plan are not assumed in connection with a change of control, such awards will immediately vest in accordance with the terms of the Stock Incentive Plan. All payments and benefits due to Mr. Uzzell, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Uzzell’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Employment Agreement.

Generally, a change of control will have the same meaning under the Employment Agreement as defined under the Stock Incentive Plan.

“Good Reason” means, generally, the occurrence of any of the following without Mr. Uzzell’s consent: (a) Mr. Uzzell is not vested with the powers and authority of the Chief Executive Officer, there is a significant change by the Company in Mr. Uzzell’s functions, duties or responsibilities which would cause his position to become of less responsibility or scope or there is a change in Mr. Uzzell’s title; (b) any material reduction by the Company in Mr. Uzzell’s base salary, targeted Fiscal APB amount or Targeted Equity Award Amount; (c) a material breach by the Company of the Employment Agreement or any other agreement between Mr. Uzzell and the Company or any of its affiliates; (d) Mr. Uzzell is required by the Company to move his residence more than fifty miles from the residence he establishes after any relocation; or (e) any successor refuses to assume the Employment Agreement in accordance with its terms. Good Reason only occurs if (1) Mr. Uzzell delivers written notice to the Company of the occurrence of the event that constitutes Good Reason within 90 days of learning of the initial existence of the event, (2) the Company fails to remedy the event within 30 days of the delivery of such notice and (3) Mr. Uzzell terminates his employment no later than 30 days following the end of such cure period.

“Cause” includes, generally, (a) fraud, embezzlement or similar action; (b) material breach of any material written policy of the Company (which policy has previously been provided to Executive); (c) any act of dishonesty which is injurious to the business reputation of the Company or material violation of the Company’s insider trading policy; (d) failure to perform material duties, including the failure to follow the directions of the Board of Directors of the Company (but failure to meet a financial performance target or objective will not in and of itself constitute Cause); or (e) the breach of any fiduciary duty owed to the Company and/or its shareholders, which is deemed to be material in the reasonable judgment of the Board of Directors of the Company.

Restrictive Covenants

In consideration for the payment and benefits provided under the Employment Agreement, Mr. Uzzell will be subject to reasonable and necessary restrictive covenants to protect the Company, including restrictions on disparagement of the Company or its officers, directors, employees or agents in any manner likely to be harmful to it or them or its or their business, business reputation or personal reputation.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Transition of Chief Financial Officer

As previously disclosed by the Company, on May 2, 2025, Brian Grass, age 55, was appointed as the Company’s interim Chief Executive Officer, and Tracy Scheuerman was appointed as interim Chief Financial Officer. Mr. Grass will transition back to his role as Chief Financial Officer on the Effective Date, the date Mr. Uzzell begins employment as the new Chief Executive Officer. In connection with Mr. Grass’s transition back to such position, Ms. Scheuerman will no longer be an executive officer of the Company, but will continue serving in an advisory role to the Company until the expiration of her employment term on November 2, 2025 and will assist with the transition.

Mr. Grass previously served as Chief Financial Officer from September 23, 2023 until his appointment as interim Chief Executive Officer on May 2, 2025. He joined the Company in 2006 and previously served as Chief Financial Officer from 2014 until his retirement in 2021. Mr. Grass rejoined the Company in March 2023 to serve as Senior Vice President, Assistant Chief Financial Officer and began to serve as interim Chief Financial Officer on April 28, 2023. Prior to his appointment as the Chief Financial Officer in 2014, he served as the Company’s Assistant Chief Financial Officer. Prior to joining the Company, Mr. Grass spent seven years in public accounting at KPMG LLP and six years in various financial leadership roles at Tenet Healthcare Corporation, a healthcare services company.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Grass and any of the Company’s directors, executive officers or persons nominated or chosen to become a director or executive officer. Mr. Grass has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On August 13, 2025, the Company issued a press release announcing the matters described in this Current Report on Form 8-K. The press release is furnished herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K provided under Item 7.01 and Exhibit 99.1 attached hereto are furnished to, but shall not be deemed filed with, the Securities and Exchange Commission or incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this Form 8-K and the exhibits attached hereto, in other filings with the SEC, and in certain other oral and written presentations. Generally, the words “anticipates”, “assumes”, “believes”, “expects”, “plans”, “may”, “will”, “might”, “would”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “currently”, “continue”, “intends”, “outlook”, “forecasts”, “targets”, “reflects”, “could”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates may occur in the future, including statements related to sales, expenses, including cost reduction measures, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company currently believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are only as of the date they are made and are subject to risks, many of which are beyond the Company’s control, that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this Form 8-K and the exhibits attached hereto should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2025, and in the Company’s other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the geographic concentration of certain United States (“U.S.”) distribution facilities which increases its risk to disruptions that could affect the Company’s ability to deliver products in a timely manner, the occurrence of cyber incidents or failure by the Company or its third-party service providers to maintain cybersecurity and the integrity of confidential internal or customer data, a cybersecurity breach, obsolescence or interruptions in the operation of the Company’s central global Enterprise Resource Planning systems and other peripheral information systems, the Company’s ability to develop and introduce a continuing stream of innovative new products to meet changing consumer preferences, actions taken by large customers that may adversely affect the Company’s gross profit and operating results, the Company’s dependence on sales to several large customers and the risks associated with any loss of, or substantial decline in, sales to top customers, the Company’s dependence on third-party manufacturers, most of which are located in Asia, and any inability to obtain products from such manufacturers or diversify production to other regions or source the same product in multiple regions or implement potential tariff mitigation plans, the Company’s ability to deliver products to its customers in a timely manner and according to their fulfillment standards, the risks associated with trade barriers, exchange controls, expropriations, and other risks associated with domestic and foreign operations including uncertainty and business interruptions resulting from political changes and events in the U.S. and abroad, and volatility in the global credit and financial markets and economy, the Company’s dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, including a downturn from the effects of macroeconomic conditions, any public health crises or similar conditions, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, the Company’s reliance on its Chief Executive Officer and a limited number of other key senior officers to operate its business, risks associated with the use of licensed trademarks from or to third parties, the Company’s ability to execute and realize expected synergies from strategic business initiatives such as acquisitions, including Olive & June, divestitures and global restructuring plans, including Project Pegasus, the risks of significant tariffs or other restrictions continuing to be placed on imports from China, Mexico or Vietnam, including by the new U.S. presidential administration which has promoted and implemented plans to raise tariffs and pursue other trade policies intended to restrict imports, or any retaliatory trade measures taken by China, Mexico or Vietnam, the risks of potential changes in laws and regulations, including environmental, employment and health and safety and tax laws, and the costs and complexities of compliance with such laws, the risks associated with increased focus and expectations on climate change and other sustainability matters, the risks associated with significant changes in or the Company’s compliance with regulations, interpretations or product certification requirements, the risks associated with global legal developments regarding privacy and data security that could result in changes to its business practices, penalties, increased cost of operations, or otherwise harm the business, the Company’s dependence on whether it is classified as a “controlled foreign corporation” for U.S. federal income tax purposes which impacts the tax treatment of its non-U.S. income, the risks associated with legislation enacted in Bermuda and Barbados in response to the European Union’s review of harmful tax competition and additional focus on compliance with economic substance requirements by Bermuda and Barbados, the risks associated with accounting for tax positions and the resolution of tax disputes, the risks associated with product recalls, product liability and other claims against the Company, and associated financial risks including but not limited to, increased costs of raw materials, energy and transportation, significant additional impairment of the Company’s goodwill, indefinite-lived and definite-lived intangible assets or other long-lived assets, risks associated with foreign currency exchange rate fluctuations, the risks to the Company’s liquidity or cost of capital which may be materially adversely affected by constraints or changes in the capital and credit markets, interest rates and limitations under its financing arrangements, and projections of product demand, sales and net income, which are highly subjective in nature, and from which future sales and net income could vary by a material amount. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
10.1	Employment Agreement among the Company, Helen of Troy Nevada Corporation and Scott Uzzell, dated August 12, 2025.
99.1	Press Release, dated August 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: August 14, 2025	/s/ Tessa N. Judge
Tessa N. Judge
Chief Legal Officer
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